UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report	August 1, 2012
(Date of earliest event reported)	(July 31, 2012)

TORCHMARK CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-08052	63-0780404
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)

3700 South Stonebridge Drive, McKinney, Texas 75070

(Address of principal executive offices)

Registrant’s telephone number, including area code: (972) 569-4000

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On July 31, 2012, Torchmark Corporation (“Torchmark”), Family Heritage Life Insurance Company of America (“Family Heritage”), Southwestern American Financial Corporation (“SAFC”), Family Resources Inc.(“Family Resources”), and for various limited purposes, Southwestern/Great American, Inc. and Spencer Hays entered into a Stock Purchase Agreement pursuant to which Torchmark will purchase 100% of the outstanding stock of Family Heritage, a privately–held supplemental health insurance provider, from ASFC and Family Resources for a purchase price of approximately $218.5 million, subject to closing adjustments. The acquisition will be funded internally and is not subject to any financing contingencies. Completion of the purchase and closing of the transaction is expected to occur early in the fourth quarter of 2012.

The press release announcing the agreement to acquire Family Heritage issued by Torchmark on August 1, 2012 is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

None.

(b)	Pro forma financial information.

None.

(a)	Shell company transactions.

None.

(b)	Exhibits.

(99.1)	Press Release of Torchmark Corporation dated August 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORCHMARK CORPORATION

Date: August 1, 2012	/s/ Carol A. McCoy
Carol A. McCoy,
Vice President, Associate Counsel and Secretary

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